UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     November 1, 2018

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

2480 W Ruthrauff Road, Suite 140 Q, Tucson, Arizona	85705
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

Effective October 30, 2018, AERG entered into a Mutual Release and Hold Harmless Agreement with Gregory Fettig and Mr. Fettig’s former law firm, Duff Bornsen and Fettig, LLP (collectively, the “Fettig Parties”). The agreement resolves claims concerning the issuance of 5,000,000 shares of AERG common stock, par value $.001 per share, to the Fettig Parties as authorized by prior Company director George Farley as compensation for legal services rendered to the Company by the Fettig Parties valued at $5,000. The agreement also resolves claims concerning unpaid invoices to AERG for legal services performed by the Fettig Parties.

Pursuant to the agreement, AERG paid the Fettig Parties an aggregate of $12,000, representing full satisfaction of fees for legal services of $9,825 plus additional consideration of $2,175. The Fettig Parties agreed to surrender to AERG the stock certificate representing the 5,000,000 shares. As a result of the transaction, the 5,000,000 shares will revert to unissued status.

The agreement also contains standard representations and warranties and mutual releases and indemnification provisions.

Item 9.01 – Financial Statements and Exhibits

Exhibit 10.1	Mutual Release and Hold Harmless Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

By:	/s/Bradford Adamczyk,
Bradford Adamczyk,
Principal Executive Officer

Date: November 6, 2018

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